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                                                                     EXHIBIT 4.3

                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT (this "Agreement"), dated as of April 11, 2002, is entered into by and between TeraForce Technology Corporation, a Delaware corporation (the "Corporation"), with its principal office at 1240 E. Campbell Road, Richardson, TX 75081, and The Coastal Corporation Second Pension Trust, a trust organized under the laws of the State of Texas (the "Stockholder").

                                    RECITALS

         WHEREAS, Stockholder holds a Warrant dated August 13, 1999 for the purchase of 1,067,308 shares of common stock of the Corporation (the "1,067,308 Warrant"), as repriced and restated on December 17, 1999, and

         WHEREAS, Stockholder holds a Warrant dated December 17, 1999 for the purchase of 5,000,000 shares of common stock of the Corporation (the "5,000,000 Warrant"), as repriced and restated on December 17, 1999, and

         WHEREAS, Stockholder holds a Warrant dated December 4, 1997 for the purchase of 450,000 shares of common stock of the Corporation, as repriced and restated on August 13, 1999 and December 17, 1999 (the "450,000 Warrant," and collectively with the 1,067,308 Warrant and the 5,000,000 Warrant, the "Warrants"), and

         WHEREAS, the Stockholder and the Corporation desire to exchange the Warrants for 1,000,000 shares of common stock of the Corporation, par value $.01 per share (the "Common Stock"), and

         WHEREAS, Stockholder and the Corporation desire to treat the exchange of the Warrants for the Common Stock as a tax-free recapitalization under
Section 368(a) of the Internal Revenue Code of 1986, as amended, and

         WHEREAS, the Corporation has advised the Stockholder that it believes that it is in the best interests of the Corporation, the Stockholder and the other stockholders of the Corporation generally to reorganize the Corporation's capital structure, and

         WHEREAS, in order to facilitate the intended recapitalization of the Corporation, as described in the preceding paragraph, the Stockholder is willing to exchange all of the Warrants for 1,000,000 shares of Common Stock according to the terms of this Agreement, and

         WHEREAS, the Corporation and the Stockholder have agreed to execute a Registration Rights Agreement contemporaneous with the Closing (the "Registration Rights Agreement"), attached hereto as Exhibit A.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

         Section 1. Authorization. The Corporation has authorized the issuance of 1,000,000 shares of Common Stock.

         Section 2. Exchange. At the Closing as defined in Section 3, the Stockholder agrees to deliver to the Corporation, for cancellation and termination, the Warrants in exchange for 1,000,000 shares of the Corporation's Common Stock (the "Final Settlement Shares").



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         Section 3. Closing. The closing of the exchange set forth in Section 2 of this Agreement shall be held at the offices of Haynes and Boone, LLP, 1600 N. Collins, Suite 2000, Richardson, Texas, at 1:00 p.m., local time, on April 30, 2002, or at such other time and place upon which the Corporation and the Stockholder shall agree (which time and place shall be referred to as the "Closing" and the date of the Closing is hereinafter referred to as the "Closing Date").

         Section 4. Delivery. At Closing the Stockholder shall deliver:

         4.1 For cancellation and termination all certificates and agreements representing any of the Warrants of the Corporation held by the Stockholder; and

         the Corporation shall deliver:

         4.2 to the Stockholder a certificate representing 1,000,000 shares of Common Stock of the Corporation.

         Section 5. Representations and Warranties of the Corporation

         The Corporation represents and warrants to the Stockholder that the statements contained in this Section 5 are true and correct.

         5.1 Organization and Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and hold its assets and to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

         5.2 Issuance of Shares. The issuance and delivery of the shares of Common Stock have been, or will be at or prior to the Closing, duly authorized by all necessary corporate action on the part of the Corporation. No person has any right of first refusal or any preemptive rights in connection with the issuance and sale of the Shares. The shares of Common Stock, when issued, sold and delivered against delivery of the Warrants in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable, with no personal liability attaching ownership thereof, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Corporation and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Registration Rights Agreement and under applicable state and federal securities laws.

         5.3 Authorization. The execution, delivery and performance by the Corporation of this Agreement and the Registration Rights Agreement, and the consummation by the Corporation of the transaction contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Corporation and constitute valid and binding obligations of the Corporation enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent that the indemnification provisions and the choice of law provisions contained in this Agreement and the Registration Rights Agreement may be limited by applicable laws or deemed against public policy. The execution, delivery and performance of the transactions contemplated by this Agreement and the Registration Rights Agreement and compliance with their provisions by the Corporation will not violate any provision of law and will not conflict with or result in any breach of any



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of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, the Amended and Restated Certificate of Incorporation or Restated Bylaws (each as amended to date) or any indenture, lease, agreement or other instrument to which the Corporation is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Corporation, and will not result in a material adverse effect on the Corporation.

         Section 6. Representations and Warranties of the Stockholder.

         6.1 Purchase for Investment; Sophistication

                  (a) Such Stockholder is acquiring the Final Settlement Shares for its own account for investment and not as a nominee or agent and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. Except as contemplated by this Agreement and the Registration Rights Agreement, such Stockholder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Such Stockholder acknowledges the restrictions on transfer of the Shares set forth in
Section 6.1(d) of this Agreement.

                  (b) Such Stockholder believes that such Stockholder has received all the information that such Stockholder considers necessary or appropriate for deciding whether to purchase the Final Settlement Shares. Such Stockholder has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the offer and exchange of the Final Settlement Shares and the business, properties, prospects and financial condition of the Corporation and to obtain additional information (to the extent that the Corporation possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Stockholder or to which such Stockholder had access. The foregoing, however, does not limit or modify the representations or warranties of the Corporation in Section 5 of this Agreement or the right of the Stockholder to rely thereon.

                  (c) Such Stockholder is experienced in evaluating and investing in private placement transactions of securities of companies similar to the Corporation and acknowledges that such Stockholder is able to fend for himself or itself, can bear the economic risk of such Stockholder's investment and has such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the merits and risks of the investment in the Final Settlement Shares. Such Stockholder also represents that such Stockholder has not been organized specifically for the purpose of acquiring the Final Settlement Shares.

                  (d) Such Stockholder understands that the Final Settlement Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, that each stock certificate representing Final Settlement Shares will bear a legend to such effect and, that in the absence of an effective registration statement covering such Final Settlement Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely.

         6.2 Authority. Such Stockholder has full power and authority to enter into and to perform this Agreement in accordance with its terms, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of such Stockholder, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent that the indemnification provisions and the choice of law provisions contained in this Agreement and the Registration Rights Agreement may be limited by applicable laws or deemed against public policy. Such Stockholder has



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good, valid and marketable title to the Warrants, free and clear of all security interests, liens (choate or inchoate), encumbrances, mortgages, pledges, equities, options, rights of first refusal, charges, assessments, restrictions, reservations, defects in title and other burdens and interests of other persons, whether arising by contract or under law or equity (collectively, "Liens"). Consummation of the transactions contemplated hereby will transfer to the Corporation good, valid and marketable title to all of the Warrants owned by such Stockholder, free and clear of all Liens.

         6.3 Accredited Investor. Such Stockholder is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act.

         Section 7. Conditions Precedent to the Stockholder's obligation to consummate the Exchange.

         The Corporation understands that the Stockholder's obligation to consummate the Exchange is conditioned upon the satisfaction, on or before the Closing, of the following:

         7.1 Representations and Warranties Correct. All representations and warranties of the Corporation contained herein shall remain true and correct as of the date when made and as of the Closing as though made at such time (except for representations and warranties that speak as of a specified date) the Corporation shall have performed, satisfied and complied with all covenants, agreements and conditions required by such agreements to be performed, satisfied or complied with by it at, or prior to, the Closing.

         Section 8. Conditions Precedent to the Corporation's Obligation to consummate the Exchange .

         The Stockholder understands that the Company's obligation to consummate the Exchange is conditioned upon the satisfaction, on or before the Closing, of the following:

         8.1 Representations and Warranties Correct. All representations and warranties of the Stockholder contained herein shall remain true and correct as of the date when made, and as of the Closing, as though made at such time (except for representations and warranties that speak as of a specified date) the Stockholder shall have performed, satisfied and complied with all covenants, agreements and conditions required by such agreements to be performed, satisfied or complied with by it at, or prior to, the Closing.

         Section 9. Release. Effective upon Closing, the Stockholder, on behalf of itself and each of its affiliates over which it exercises control, and the Corporation, on behalf of itself and each of its affiliates over which it exercises control, hereby releases and forever discharges the other and its and their respective individual, joint or mutual, past, present and future directors, officers, affiliates, controlling persons, subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, proceedings, causes of action (other than fraud), orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Stockholder or the Corporation or any of their respective affiliates over which they respectively exercise control now has, have ever had or may hereafter have against the respective Releasees of the other arising from the beginning of time until Closing on account or arising out of or in any way relating to the Stockholder's investments in or dealings with the Corporation, or other cause or event occurring contemporaneously with or prior to such date, provided, however, that nothing contained herein shall operate to release any obligations arising under this Agreement.



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         Effective upon Closing, the Corporation and the Stockholder hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

         Section 10. Voting. Stockholder hereby agrees to vote all of the shares Stockholder owns of the Corporation's Common Stock, including but not limited to the Final Settlement Shares, in favor of an amendment to the Amended and Restated Certificate of Incorporation of the Corporation that would effect a reverse stock split (not to exceed 15 shares to 1 share) should such amendment be proposed within the next nine months.

         Section 11. Waiver. The Stockholder waives any right such Stockholder may have to require the Corporation to repurchase any equity interest or intangible right held by such Stockholder arising as a consequence of any change of control that may result from the delivery of the Final Settlement Shares.

         Section 12. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof.

         Section 13. Successors; Assignments. No Stockholder may assign its rights or delegate any of its obligations under this Agreement without the prior written consent of the Company, and the Company may not assign its rights or delegate any of its obligations under this Agreement without the prior written consent of the Stockholders. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

         Section 14. Entire Agreement; Amendment. This Agreement and the Registration Rights Agreement and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement and the Registration Rights Agreement shall supersede and cancel all prior agreements between the parties hereto and thereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

         Section 15. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given (a) if sent by facsimile transmission, upon telephonic confirmation of receipt, (b) if sent by registered or certified mail, upon the sooner of the expiration of five (5) days after deposit in the post office facilities properly addressed with postage prepaid or acknowledgment of receipt,
(c) if personally delivered, when delivered to the party to whom notice is sent, or (d) if delivered by a recognized overnight courier, upon receipt evidencing proof of delivery, addressed to the appropriate party or parties, at the address of such party set forth below, (or at such other address as such party may designate by written notice furnished to all other parties in accordance herewith):

         (a) if to the Stockholder:

                  The Coastal Corporation Second Pension Trust
                  1001 Louisiana Street
                  Houston, TX  77002
                  (713) 420-2158
                  (713) 420-2108  fax
                  Attn:  Charles Dana Rice



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         (b) if to the Corporation:

                  TeraForce Technology Corporation
                  1240 E. Campbell Road
                  Richardson, TX  75081
                  (469) 330-4951
                  (469) 330-4972 fax
                  Attn:  Robert P. Capps

         Section 16. Expenses. The Company and the Stockholder shall each bear their own expenses and legal fees with respect to this Agreement and the transactions contemplated hereby.

         Section 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         Section 18. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         Section 19. Headings. Headings and the table of contents in this Agreement are for reference purposes only and shall not be deemed to have an substantive effect.

THIS STOCK EXCHANGE IS BEING MADE BY THE COMPANY IN RELIANCE ON THE EXEMPTION FROM THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AFFORDED BY SECTION 3(a)(9) THEREOF. THE COMPANY WILL NOT PAY ANY COMMISSION OR OTHER REMUNERATION TO ANY BROKER, DEALER, SALESMAN OR OTHER PERSON WITH RESPECT TO THIS AGREEMENT.


                                    * * * * *



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         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first stated above.


                                 TERAFORCE TECHNOLOGY CORPORATION
                                 A DELAWARE CORPORATION


                                 By:
                                    --------------------------------------------
                                 Name:
                                 Title:




                                 THE COASTAL CORPORATION SECOND
                                 PENSION TRUST, A TRUST ORGANIZED UNDER THE LAWS OF THE STATE OF TEXAS


                                 By:
                                    --------------------------------------------
                                 Name:
                                 Title:





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